UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2004

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-0202

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On April 29, 2004, CardioDynamics International Corporation (the “Company”) signed an agreement to acquire eighty percent of the outstanding shares of capital stock (the “Shares”) of Medizinische Messtechnik GmbH (“Medis”) from its stockholders (the “Sellers”). The purchase price consisted of $1,850,000 in cash and the issuance to the Sellers of 100,000 shares of the Company’s common stock. A portion of the cash consideration is payable to the Sellers in equal installments over a five-year period and is subject to a potential adjustment based on the Sellers’ indemnification obligations. The nature and amount of consideration related to the acquisition were determined by arms-length negotiations between representatives of the Company and the Sellers.

Medis is a manufacturer of measurement devices for cardiology and vascular diagnostics. Medis is located in Ilmenau, Germany.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press release dated as of April 29, 2004.

Exhibit 99.2	Share Purchase Agreement by and among CardioDynamics Management, GmbH, CardioDynamics International Corporation and Olaf Solbrig and Peter Schneider dated as of April 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2004

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Stephen P. Loomis
Name:	Stephen P. Loomis
Title:	Chief Financial Officer

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